MORGAN & COMPANY
                                                           CHARTERED ACCOUNTANTS

August  5,  2003



Securities  and  Exchange  Commission
450  Fifth  Street,  NW
Washington,  DC  20549

Dear  Sirs:

We have read and agree with the statements made under Item 4 of Form 8-K of Aero Marine Engine, Inc. (formerly Princeton Ventures, Inc.).

Yours  truly,

"Morgan  &  Company"

Chartered Accountants





Tel: (604) 687-5841                        P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075                        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com                         Vancouver, B.C. V7Y 1A1

                           Member of ACPA
                           International

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